Exhibit 8.3

国浩律师(上海)事务所

Grandall Law Firm (Shanghai)

中国 上海 南京西路580号南证大厦45-46楼，200041

45-46/F, Nanzheng Building, 580 Nanjing Road West, Shanghai 200041, P.R.C.

电话/TEL.: (8621) 5234-1668  传真/FAX: (8621) 5234-1670

网址/Website: www.grandall.com.cn

October 3, 2014

eHi Car Services Limited.

388 Da-Du-He Road

Shanghai, 200062, People’s Republic of China

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.  We have acted as PRC counsel to eHi Car Services Limited., a corporation organized under the laws of the Cayman Islands (the “Company”) in connection with the Company’s proposed initial public offering (the “Offering”) of a certain number of American Depositary Shares (the “ADSs”) each representing a certain number of Class A common shares of the Company, par value $0.001 per share (the “Common Shares”) and listing of such ADSs on the New York Stock Exchange (the “Listing”). Details of the Offering are described in the Registration Statement on Form F-1 of the Company initially filed with the U.S. Securities and Exchange Commission on October 3, 2014, including all amendments and supplements thereto (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended.

Unless otherwise defined herein, capitalized terms in this opinion shall have the same meaning ascribed to them in the Registration Statement.

In rendering this opinion, we have examined originals and/or copies, certified or otherwise identified to our satisfaction, of all such documents, corporate records, certificates, governmental approvals and other instruments as we have considered necessary or appropriate for the purpose of rendering this opinion.

For the purpose of providing this opinion, we have assumed:

(i)            the genuineness of all signatures (including seals, chops and marks), the authenticity of each document submitted to us as an original and each signature on behalf of a party thereto, the conformity with the originals of all documents provided to us as copies thereof, the documents as they were presented to us up to the date of this opinion, the correctness and completeness of all facts stated or given in such documents, and none of the documents has been revoked, amended, varied or supplemented; and

(ii)           Where certain facts were not, or may not be possible to be independently established by us, we have relied upon certificates or statements or representations issued or made by relevant governmental authorities of the PRC and/or the appropriate representatives of the PRC Operating Entities with the proper powers and functions.

Based on the foregoing, we are of the opinion that the statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion.

We do not express any opinion herein concerning any law other than PRC tax law.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

This opinion is rendered on the basis of the PRC laws (other than the laws of Hong Kong, Macao and Taiwan) effective as of the date hereof and there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.  Any such changes, amendments or replacements may become effective immediately on promulgation.

We hereby consent to the use and discussion of this opinion in the prospectus included in the Registration Statement, and the filing hereof as an exhibit to, the above-mentioned Registration Statement, and to the use of our name in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Grandall Law Firm (Shanghai)